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                                                                   EXHIBIT 10.04


                                 AMENDMENT NO. 1
                             TO EMPLOYMENT AGREEMENT



         THIS AMENDMENT NO. 1 dated as of the 30th day of June, 1998 (this "Amendment"), amends that certain Employment Agreement dated as of October 13, 1995 (the "Employment Agreement"), between Coram Healthcare Corporation, a Delaware corporation (the "Company"), and Donald J. Amaral ("Executive"), and is made and entered into with reference to the following facts (all capitalized terms not otherwise defined herein have the respective meanings set forth in the Employment Agreement):

         WHEREAS, the Company and Executive desire to extend the Employment Period and to increase the Base Salary payable to Executive; and

         WHEREAS, the Company and Executive desire to amend the Employment Agreement to provide for the payment of a success bonus upon the successful consummation of a refinancing of the Company's outstanding subordinated debt or an acquisition of the Company, all on the terms and conditions hereinafter set forth; and

         WHEREAS, the Company and Executive desire to amend the Employment Agreement to provide for the payment of an acquisition bonus upon the consummation of certain transactions; and

         WHEREAS, the Company and Executive desire to amend the Covenant not to Compete; and

         WHEREAS, the Company has determined to grant Executive options to purchase an additional 300,000 shares of the Company's Common Stock.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.       Amendments to Employment Agreement.

         1.1. The first sentence of paragraph 3(a) is hereby amended in its entirety to read as follows:

                           (a) Executive's base salary (the "Base Salary") shall
                  initially be $600,000 per annum, shall be increased to $650,000 per annum on and as of May 16, 1997, and shall be payable in cash and in accordance with the Company's general payroll practices.

         1.2. Paragraph 3(a) is hereby further amended by changing the date "June 30" to "April 30" in both places where it appears.

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         1.3. The first grammatical paragraph of paragraph 3(c) is hereby amended in its entirety to read as follows:

                           (c) Executive shall be granted options as of October
                  13, 1995 to purchase 2,200,000 shares of Common Stock of the Company (the "Option Shares") at a price equal to the average closing price of the Common Stock on the New York Stock Exchange in the five days immediately preceding October 12, 1995. An aggregate of 1,400,000 of the Option Shares shall be granted to Executive under the Company's 1994 Stock Option/Stock Issuance Plan (the "Plan") and the remaining 800,000 Option Shares shall be granted to Executive outside of the Plan. In addition, Executive shall be granted additional options (the "Additional Options") as of June 2, 1997 to purchase an additional 300,000 shares of the Company's Common Stock (the "Additional Option Shares") at a price of $2.625 per share. The Additional Options shall be granted to Executive under the Plan. The Options and the Additional Options (collectively, the `Options") will vest if Executive is then employed by the Company and become exercisable by Executive as to 33-1/3% of each of the Option Shares and the Additional Option Shares (collectively, the "Shares") covered thereby respectively on each of the first, second and third anniversaries of the respective grant dates thereof, and will vest as to 100% of the Shares upon: (i) a Change in Control (as defined below); (ii) any termination by the Company of this Agreement other than a termination by the Company for Cause (as defined below); (iii) any termination by Executive pursuant to paragraph 5(a)(ii) hereof; or (iv) if the Employment Period is terminated as a result of Executive's death or permanent Disability (as defined below).

         1.4. Paragraph 3(c) is hereby further amended by deleting the entire paragraph following the words "For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if" and substituting the following:

                           (i) any person or group (within the meaning of Rule
                  13d-5 of the SEC as in effect on the date hereof) other than the Senior Subordinated Noteholders pursuant to the SEA (as hereinafter defined) or a group composed principally thereof shall own directly or indirectly, beneficially or of record, shares representing 30% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company;

                           (ii) during any period of two consecutive years,
                  individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election to the Company's Board of Directors or whose nomination for election to the Company's Board of Directors by the Company's shareholders was approved by a vote of at least two-thirds of the Company's directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) together with any individual serving during such period as a member of the Company's Board of Directors designated pursuant to the Security Exchange Agreement dated May 6, 1998 (the "SEA") cease for any reason to constitute a majority of the Company's directors then in office;


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                           (iii) any change in control with respect to the
                  Company, Coram, Inc. or any subsidiary (or similar event, however denominated) shall occur under and as defined in any agreement in respect of indebtedness other than capital lease obligations (as defined in the SEA) to which the Company, Coram, Inc. or any subsidiary is party;

                           (iv) the Company shall cease to own and control
                  directly, of record and beneficially, 100% of each class of outstanding capital stock of Coram, Inc. free and clear of all liens, other than as a result of the exercise of the warrants issued to the lenders under the Credit Agreement dated April 6, 1995; or

                           (v) Coram, Inc. shall cease to own and control
                  directly, of record and beneficially, 100% of each class of outstanding capital stock of each of T2 Medical, Inc., Curaflex Health Services, Inc. and Coram Resource Network, other than as a result of the exercise of the warrants issued to the lenders under the Credit Agreement dated April 6, 1995.

         1.5. New paragraph 3(d) which reads as follows is hereby added:

                           (d) In addition to the Base Salary and any bonuses
                  payable to Executive, Executive shall be entitled to receive a success bonus ("Success Bonus") of $1,000,000 upon the consummation of a Refinancing (as hereinafter defined) of the Company's outstanding subordinated debt originally payable to an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") pursuant to that certain Securities Purchase Agreement dated as of April 6, 1995 among Coram, Inc., as Issuer, Coram Funding, Inc., as Purchaser, and the Company, as amended (the "DLJ Debt"). The Company shall pay the Success Bonus to Executive in two equal $500,000 installments, the first of which shall be payable concurrently with the consummation of the Refinancing and the second of which shall be payable on the six month anniversary of consummation; provided, however, that if prior to such six month anniversary, this Agreement is terminated by the Company for Cause (as defined below) or as a result of Executive's resignation other than pursuant to Paragraph 5(a)(ii) hereof, Executive shall not be entitled to receive the second installment of the Success Bonus. The parties acknowledge that the payment of a Success Bonus upon consummation of a Refinancing is required by actions of the Board taken on August 8, 1996 and October 18, 1996. For purposes of this Agreement, the term "Refinancing" shall mean the replacement of the DLJ Debt with new debt which has terms acceptable to the Board. The SEA with the present holders of the DLJ Debt, if consummated, shall constitute a Refinancing.


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         1.6. New paragraph 3(e) which reads as follows is hereby added:

                           (e) In addition to the Base Salary and any bonuses
                  payable to Executive hereunder, Executive shall be entitled to receive an acquisition bonus ("Acquisition Bonus") of $4,000,000 to be paid as provided below upon the consummation of any transaction where the shareholders of the Company approve a merger or consolidation which would result in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding, or being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, or any transaction having similar effect, other than a liquidation of the Company (an "Acquisition"). The Company shall pay the Acquisition Bonus to Executive in two equal $2,000,000 installments, the first of which shall be payable concurrently with the consummation of the Acquisition and the second of which shall be payable on the one year anniversary of consummation; provided, however, that if prior to such one year anniversary, this Agreement is terminated by the Company for Cause (as defined below), or as a result of Executive's resignation other than pursuant to Paragraph 5(a)(ii) hereof, Executive shall not be entitled to receive the second installment of the Acquisition Bonus.

         1.7. Existing paragraphs 3(d) and 3(e) are hereby redesignated as Sections 3(f) and 3(g), respectively.

         1.8. Paragraph 5(a) is hereby amended by deleting the words "the third anniversary hereof" in the first line thereof and substituting the words "May 15, 2000" therefor.

         1.9. Paragraphs 7(c) and 7(d) are hereby amended by changing the references to paragraph "8" therein to references to paragraph "7".

         1.10. The addresses for notices set forth in paragraph 10 hereof are hereby amended in their entirety to read as follows:


         Notices to Executive:
         ---------------------

                  Donald J. Amaral
                  844 Treemont Court
                  Nashville, TN  37220
                  Telephone:        (615) 383-4460
                  Fax:              (615) 269-3532


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         with a copy to:

                  Ervin, Cohen & Jessup
                  9401 Wilshire Boulevard
                  Suite 900
                  Beverly Hills, CA 90212
                  Attention:        John A. Meyers, Esq.
                  Telephone:        (310) 281-6373
                  Fax:              (310) 859-2325

         Notices to the Company:
         -----------------------

                  Coram Healthcare Corporation
                  1125 Seventeenth Street
                  Suite 1500
                  Denver, CO  80202
                  Attention: Paul J. Quiner, Esq.
                  Telephone:        (303) 292-4973
                  Fax:              (303) 298-0047

         with a copy to:

                  Paul, Hastings, Janofsky & Walker LLP
                  555 South Flower Street
                  Twenty-Third Floor
                  Los Angeles, CA  90071
                  Attention:  David L. Gersh, Esq.
                  Telephone:        (213) 683-6240
                  Fax:              (213) 627-0705

2. Notices. All notices, requests, demands and other communications under this Amendment shall be in writing and shall be deemed to have been delivered and received five business days after having been deposited in the United States mail and enclosed in a certified or registered post-paid envelope; one business day after having been sent by overnight courier; and when personally delivered or sent by facsimile communications equipment of the sending party on a business day, or otherwise on the next succeeding business day thereafter; and in each case addressed to the respective party at its address set forth in the Employment Agreement (as amended by Section 1.6 above) or to such other changed addresses as the parties may have fixed by notice as provided therein.

3. Jurisdiction and Integration. This Amendment shall be governed by the internal law, and not the laws of conflicts, of the State of Colorado. The preceding choice of law provision shall apply to all claims, under any theory whatsoever, arising out of the parties' relationship (as such relationship is contemplated by, or related to, this Amendment or the Employment Agreement). This Amendment, the Agreement, those documents expressly referred to herein or in the Agreement and other documents of even date herewith or therewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in some way.


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4. Binding Agreement; Counterparts. This Amendment shall be binding upon the parties hereto, their successors, assigns and legal representatives. This Amendment may be executed in several counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

5. Full Force and Effect. Except as expressly amended by this Amendment, the Employment Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Employment Agreement, "hereinafter," "hereto," "hereof," and other words of similar import shall, unless the context otherwise requires, mean the Employment Agreement as amended by this Amendment. In the event of any conflict or inconsistency between the terms and conditions of the Employment Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                  THE COMPANY:

                                  CORAM HEALTHCARE CORPORATION


                                  By: \s\
                                         -------------------------------------


                                  EXECUTIVE


                                  \s\
                                     -----------------------------------------
                                  Donald J. Amaral



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